Exhibit 99.1

AsiaInfo Reports First Quarter 2010 Results

•	Total revenue grows 24.5% year-over-year

•	Meeting guidance, net revenue (non-GAAP)[1] reaches US$61.7 million, growing 29.5% year-over-year

•	Exceeding guidance, income from continuing operations per basic share is US$0.22

•	Net income per basic share (non-GAAP) is US$0.34

BEIJING/SANTA CLARA, Calif. – May 3, 2010 – AsiaInfo Holdings, Inc. (Nasdaq: ASIA) (“AsiaInfo” or the “Company”), a leading provider of telecom software solutions and IT security products and services in China, today announced financial results for the first quarter 2010, ended March 31, 2010.

“I’m especially pleased with our performance this quarter because it was achieved while simultaneously working to close our merger with Linkage and on top of 55% net revenue (non-GAAP) growth in the first quarter of last year,” said AsiaInfo’s Chief Executive Officer Steve Zhang. “These results are a testament to the strong demand that we continue to receive for our leading telecom software and services as our customers, the Chinese telecommunication carriers, continue to invest in IT solutions to differentiate their offerings. In fact, despite a slowdown in the overall CAPEX budgets of our customers, the portion of these budgets being spent on software and services versus hardware continues to increase. We are also seeing increased expenditure coming from OPEX budgets of customers, as the carriers invest in software and services from their sales and marketing accounts as well. With abundant growth opportunities ahead, I’m confident in our ability to accomplish the financial and operating goals that we have laid out for 2010.”

First Quarter 2010 Financial Results

Total revenues for the first quarter of 2010 were US$63.5 million, an increase of 24.5% year-over-year and a decrease of 16.8% sequentially. Meeting guidance, net revenue (non-GAAP) for the first quarter of 2010 was US$61.7 million, an increase of 29.5% year-over-year and a decrease of 14.6% sequentially. The year-over-year increase was primarily driven by improved profitability through recurring service revenues in the Company’s core telecom solutions business. The sequential decrease in total and net revenues was mainly due to the seasonality of the Company’s Lenovo-AsiaInfo business.

Gross margin for the quarter was 61.5%, compared to 54.0% in the year-ago period and 57.7% in the previous quarter. The year-over-year and sequential increases in gross margin were primarily due to the contribution from several high-margin projects in this quarter. Gross profit as a percentage of net revenue (non-GAAP) was 63.2% in the first quarter of 2010, compared to 57.7% in the year-ago period and 60.9% in the previous quarter. The company expects the gross margin will be stable in the range of 55% to 60%.

In the first quarter of 2010, the AsiaInfo Technologies business unit, which focuses on telecommunications software and services, contributed 93.3% and 93.4% to total revenue and net revenue (non-GAAP), respectively. Total revenues for the AsiaInfo Technologies business unit increased 25.6% year-over-year and decreased 3.4% sequentially to US$59.2 million. Net revenue (non-GAAP) for the AsiaInfo Technologies business unit increased 30.0% year-over-year and decreased 0.2% sequentially to US$57.7 million. The year-over-year increase in net revenue (non-GAAP) primarily reflects demand from all three telecom carriers in China and the steady inflow of contract tenders to upgrade and maintain existing installations.

[1]	Net revenue (non-GAAP), a non-GAAP measure, represents total revenue net of third-party hardware costs. A reconciliation of net revenue (non-GAAP) to GAAP revenue is provided at the end of this press release

In the first quarter of 2010, the Lenovo-AsiaInfo business unit, which focuses on IT security products and services, contributed 6.7% to total revenues and 6.6% to net revenue (non- GAAP). Total revenues for the Lenovo-AsiaInfo business unit increased 10.4% year-over-year and decreased 71.7% sequentially to US$4.2 million. Net revenue (non-GAAP) for the Lenovo-AsiaInfo business unit increased 23.8% year-over-year and decreased 71.9% sequentially to US$4.1 million. The year-over-year increase reflects a concerted effort to improve operations in this division. The sequential decrease was due to seasonality, as sales in the Lenovo-AsiaInfo business unit are typically strongest in the fourth quarter of each year. Please refer to the end of this press release for condensed segment financial results for AsiaInfo’s two operating segments.

Total operating expenses for the first quarter of 2010 increased 31.1% year-over-year and decreased 5.7% sequentially to US$28.0 million. Sales and marketing expenses for the first quarter of 2010 decreased 2.1% year-over-year and 17.4% sequentially to US$10.3 million. The year-over-year and sequential decreases were mainly due to improved operational efficiency. General and administrative expenses for the first quarter of 2010 increased 142.8% year-over-year and 88.4% sequentially to US$8.7 million. The year-over-year increase was primarily the result of a US$3.5 million deal cost associated with the Linkage merger. Research and development expenses increased 24.7% year-over-year and decreased 28.6% sequentially to US$9.0 million. This year-over-year increase mainly reflects the increased efforts on the development of both Next Generation Business Operation Support Systems and Business Intelligence Systems.

Income from operations for the first quarter of 2010 was US$11 million, an increase of 78.2% year-over-year and a decrease of 22.9% sequentially. Operating margin of total revenue2 was 17.4% for the first quarter of 2010, compared to 12.2% in the year-ago period and 18.8% in the previous quarter. Operating margin of net revenue (non-GAAP)3 for the first quarter of 2010 was 17.9%, compared to 13.0% in the year-ago period and 19.8% in the previous quarter. The year-over-year margin improvement was mainly the result of improving economies of scale and the Company’s continued efforts to improve operational efficiency. The sequential decrease in operating margin was partially due to seasonality of the Lenovo-AsiaInfo business unit.

Other income for the first quarter of 2010 was US$0.7 million compared to US$0.8 million in the year-ago period and US$0.5 million in the previous quarter.

In the first quarter of 2010, AsiaInfo recorded net income attributable to AsiaInfo Holdings, Inc of US$10.3 million, or US$0.22 per basic share, compared to US$5.8 million, or US$0.13 per basic share in the year-ago period and US$13.8 million, or US$0.29 per basic share in the previous quarter.

In the first quarter of 2010, net income attributable to AsiaInfo Holdings, Inc.(non-GAAP)4 was US$16.2 million or US$0.34 per basic share. Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) in the year-ago period was US$7.1 million or US$0.17 per basic share. Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) in the previous quarter was US$18.4 million or US$0.38 per basic share.

As of March 31, 2010, AsiaInfo had cash and cash equivalents and restricted cash totaling US$251.9 million and short-term investments totaling US$41.7 million. Operating cash flow in the first quarter of 2010 was a net inflow of US$3.9 million.

[2]	Operating margin of total revenue is operating income divided by total revenue.
[3]	Operating margin of net revenue (non-GAAP) is operating income divided by net revenue (non-GAAP).
[4]	Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) and net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share measures exclude share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, dividend income, gain on discontinued operations and non-recurring merger related expenses. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is provided at the end of the press release.

Second Quarter 2010 Guidance

AsiaInfo expects second quarter 2010 net income from continuing operations per basic share to be in the range of US$0.26 to US$0.29, an increase of 63% to 81% year-over-year. The Company expects second quarter 2010 net revenue (non-GAAP) to be in the range of US$65 million to US$69 million, an increase of 22% to 29% year-over-year and net income from continuing operations per basic share (non-GAAP) to be in the range of US$0.31 to US$0.34, an increase of 19% to31% year-over-year.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ( UNAUDITED )

(Amounts in thousands of US$, except shares and per share amounts)

	Three Months Ended Mar 31,		Three Months Ended Dec 31,
	2010	2009	2009
Revenues:
Software products and solutions	$57,751	$42,437	$66,675
Service	3,904	4,999	5,385
Third party hardware	1,810	3,540	4,202

Total revenues	63,465	50,976	76,262

Cost of revenues:
Software products and solutions	20,769	18,214	24,586
Service	1,955	1,930	3,683
Third party hardware	1,726	3,316	3,999

Total cost of revenues	24,450	23,460	32,268

Gross profit	39,015	27,516	43,994

Operating expenses:
Sales and marketing	10,313	10,537	12,480
General and administrative	8,660	3,566	4,597
Research and development	8,996	7,215	12,597

Total operating expenses	27,969	21,318	29,674

Income from operations	11,046	6,198	14,320

Other income:
Interest income	661	624	517
Dividend income	4	171	—
Other expenses, net	—	(23)	(5)

Total other income, net	665	772	512

Income before provision for income taxes	11,711	6,970	14,832
Provision for income taxes	1,789	1,185	1,468

Income from continuing operations	9,922	5,785	13,364

			—

Net income	9,922	5,785	13,364
Net income attributable to the noncontrolling interests	(423)	(5)	(435)

Net income attributable to AsiaInfo Holdings, Inc	$10,345	$5,790	$13,799

Earnings Per Share:
Net Income attributable to AsiaInfo Holdings, Inc. common stockholders:
Basic	$0.22	$0.13	$0.29
Diluted	$0.21	$0.13	$0.29

Weighted average shares used in computation:
Basic	47,227,325	43,503,560	46,825,099
Diluted	48,202,285	45,186,058	47,771,540

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	As of
	Mar 31, 2010	Dec 31, 2009(1)
ASSETS:
Current Assets:
Cash and cash equivalents	$246,228	$238,553
Restricted cash	5,705	5,540
Short-term investments - held to maturity securities	11,719	13,716
Short-term investments – available for sale securities	29,947	27,674
Accounts receivable, net (net of allowance of $4,533 and $2,619 as of March 31, 2010 and December 31, 2009, respectively)	117,869	129,646

Inventories, net	9,761	9,535
Other receivable	2,839	2,841
Deferred income taxes-current	2,968	2,968
Prepaid expenses and other current assets	6,436	5,679

Total current assets	$433,472	$436,152

Long term investment	4,696	4,696
Property and equipment, net	2,918	2,989
Other acquired intangible assets, net	3,415	3,818
Deferred income tax assets- non-current	2,161	2,161
Goodwill	22,264	22,262
Prepaid land use right and other long-term prepayment	10,136	9,699

Total Assets	$479,062	$481,777

LIABILITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:

Accounts payable	63,212	76,019
Accrued expenses	23,692	21,793
Deferred revenue	35,232	45,547
Accrued employee benefits	39,261	39,403
Other payables	4,966	6,187
Income taxes payable	4,921	2,862
Other taxes payable	9,355	7,620
Deferred income tax liability-current	1,340	1,340

Total current liabilities	$181,979	$200,771

Unrecognized tax benefits – non-current	3,058	3,052
Other long term liabilities	163	163

Total liabilities	$185,200	$203,986

Redeemable noncontrolling interest	1,030	1,122

Stockholders’ equity:
Common stock	503	501
Additional paid-in capital	250,327	244,838
Treasury stock, at cost	(27,749)	(27,749)
Retained earnings (Accumulated deficit)	25,543	15,199
Statutory reserve	22,306	22,306
Accumulated other comprehensive income	20,870	20,212

Total Asiainfo holding stockholders’ equity	$291,800	$275,307

Non controlling interest	1,032	1,362

Total equity	292,832	276,669

Total Liabilities and Equity	$479,062	$481,777

(1) December 31, 2009 balances were extracted from audited financial statements.

CONDENSED INFORMATION FOR REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands of US$)

	Three Months Ended
	Mar 31, 2010			Mar 31, 2009			Dec 31, 2009
	AsiaInfo Technologies	Lenovo – AsiaInfo	Total	AsiaInfo Technologies	Lenovo – AsiaInfo	Total	AsiaInfo Technologies	Lenovo – AsiaInfo	Total
Revenues:
Software products and solutions	$53,755	$3,996	$57,751	$39,382	$3,055	$42,437	$52,359	$14,316	$66,675
Service	3,834	70	3,904	4,847	152	4,999	5,271	114	5,385
Third party hardware	1,654	156	1,810	2,924	616	3,540	3,719	483	4,202

Total revenues	59,243	4,222	63,465	47,153	3,823	50,976	61,349	14,913	76,262

Cost of revenues:
Software products and solutions	19,645	1,124	20,769	16,914	1,300	18,214	20,374	4,212	24,586
Service	1,911	44	1,955	1,848	82	1,930	3,625	58	3,683
Third party hardware	1,571	155	1,726	2,778	538	3,316	3,534	465	3,999

Total cost of revenues	23,127	1,323	24,450	21,540	1,920	23,460	27,533	4,735	32,268

Gross profit	36,116	2,899	39,015	25,613	1,903	27,516	33,816	10,178	43,994

Business unit expenses:
Sales and marketing	7,614	2,699	10,313	8,416	2,121	10,537	8,352	4,128	12,480
General and administrative	2,255	13	2,268	726	122	848	781	(895)	(114)
Research and development	7,588	1,408	8,996	6,295	920	7,215	8,171	4,426	12,597

Total business unit expenses	17,457	4,120	21,577	15,437	3,163	18,600	17,304	7,659	24,963

Contribution profit (loss)	$18,659	$(1,221)	$17,438	$10,176	$(1,260)	$8,916	$16,512	$2,519	$19,031

Corporate general and administration			6,392			2,718			4,711

Operating profit			$11,046			$6,198			$14,320

First Quarter Conference Call Details

AsiaInfo management will hold an earnings conference call at 5:00 p.m. Pacific Time / 8:00 p.m. Eastern Time on May 3, 2010 (8:00 a.m. Beijing/Hong Kong Time on May 4, 2010). Management will discuss results and highlights of the quarter and answer questions from investors.

The dial-in numbers for the conference call are as follows:

U.S. Toll Free: +1-866-549-1292

China Local Number: 400-681-6949

Hong Kong and International: +852-3005-2050

The passcode for the call is 195436#.

A replay of the call will be available until 8:00 p.m. Eastern Time on June 3, 2010 by dialing one of the following numbers:

U.S Toll Free: +1-866-753-0743

China Toll Free: 800-869-7680

Hong Kong and International: +852-3005-2020

The passcode for the replay is 149938#.

Additionally, a live and archived webcast of this call will be available on the Investor Relations section of the AsiaInfo website at www.asiainfo.com.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to many of China’s largest enterprises. In addition to providing software and customer solutions to China’s telecom carriers, the Company also offers a wide range of security products and services to small, medium and large sized Chinese enterprises across multiple vertical industries.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national Internet backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued to diversify its product offerings and is now a major provider of enterprise software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo’s net revenue (non-GAAP) represents total revenue net of hardware costs that are passed through to our customers. We believe total revenues net of hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenues (non-GAAP) to GAAP total revenues

	2010 Q1			2009 Q1			2009 Q4
	AsiaInfo Technologies	Lenovo AsiaInfo	Total	AsiaInfo Technologies	Lenovo AsiaInfo	Total	AsiaInfo Technologies	Lenovo AsiaInfo	Total
	(in thousands of US dollars)
Net Revenue (Non-GAAP)	57,672	4,067	61,739	44,375	3,285	47,660	57,815	14,448	72,263
Third Party Hardware Costs	1,571	155	1,726	2,778	538	3,316	3,534	465	3,999
Total Revenues	59,243	4,222	63,465	47,153	3,823	50,976	61,349	14,913	76,262

(2) Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP)

Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, dividend income, gain on discontinued operations and non-recurring merger related expenses. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo Holdings, Inc. (non-GAAP)

to GAAP net income attributable to AsiaInfo Holdings, Inc.

	Three Months Ended Mar. 31		2009 Q4
	2010	2009
	(in US dollar thousands)
GAAP net income	10,345	5,790	13,799
Adjustments:
- Share based compensation	1,971	1,182	2,033
- Amortization of acquired intangible assets	404	312	441
- Impairment loss on investment	—	—	—
- Gain on discontinued operations	—	—	—
- Gain on settlement of escrow	—	—	—
- Non-recurring merger related expenses	3,500	—	2,100
- Dividend income, net of tax	(4)	(171)	—
Non-GAAP net income	16,216	7,113	18,373

(3) Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share is calculated by dividing net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) by the same weighted average shares used in the computation of GAAP net income attributable to AsiaInfo Holdings, Inc. per share. Management believes that net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo Holdings, Inc. per share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo Holdings, Inc (non-GAAP). In addition, net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share to GAAP net income attributable to AsiaInfo Holdings, Inc. per share

	Three Months Ended Mar. 31		2009 Q4
	2010	2009
	(in US dollar thousands)
GAAP net income	0.22	0.13	0.29
Adjustments:
- Share based compensation	0.04	0.03	0.04
- Amortization of acquired intangible assets	0.01	0.01	0.01
- Impairment loss on investment	—	—	—
- Gain on discontinued operations	—	—	—
- Gain on settlement of escrow	—	—	—
- Non-recurring merger related expenses	0.07	—	0.04
- Dividend income, net of tax	—	—	—
Non-GAAP net income	0.34	0.17	0.38

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of May 3, 2010. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; our ability to consummate a business combination with Linkage and successfully integrate its business into ours; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo, please visit www.asiainfo.com.

For investor and media inquiries, please contact:

In China:

Sheryl Zhang

AsiaInfo Holdings, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo.com

Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com